UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
      Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 11, 2005

                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                    1-2207                     38-0471180
     -----------------           --------------             --------------
     (State or Other             (Commission                (I.R.S. Employer
     Jurisdiction of             File Number)               Identification No.)
     Incorporation)

     280 Park Avenue
     New York, NY                                          10017
     --------------------------------------------------------------------------
     (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number, including area code:   (212) 451-3000

                                    N/A
     --------------------------------------------------------------------------
     (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 11, 2005, Russell V. Umphenour, Jr. was appointed a director of Triarc Companies, Inc. ("Triarc" or the "Company"). Mr. Umphenour's appointment to the Board was made in accordance with the terms of the Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company acquired RTM Restaurant Group, Inc. in July 2005. The Merger Agreement was previously filed by the Company as Exhibit 2.1 to its Current Report on Form 8-K filed on July 29, 2005. Mr. Umphenour has not been named to serve, and as of the date of this Current Report in Form 8-K is not expected to be named to serve, on any committee of Triarc's Board of Directors.

     Mr. Umphenour was formerly the Chief Executive Officer and a significant shareholder of the RTM Restaurant Group which, at the time of its acquisition by Triarc (the "RTM Acquisition"), was the largest franchisee of the Arby's(R) restaurant system. Total consideration in the RTM Acquisition consisted of $175 million in cash, subject to post closing adjustment, plus approximately 9.7 million shares of Triarc's Class B common stock, Series 1, and options to purchase approximately 774,000 shares of Triarc's Class B common stock, Series 1 (weighted average exercise price of $8.92), which were issued in replacement of existing RTM Restaurant Group stock options. The combined value of the shares and options that the Company issued in connection with the RTM Acquisition was approximately $150 million, based on a closing price of $15.00 per share on July 25, 2005. In connection with the RTM Acquisition, Arby's Restaurant Group, Inc. ("ARG"), a wholly owned subsidiary of the Company, also assumed approximately $400 million of RTM Restaurant Group net debt, including approximately $180 million of RTM Restaurant Group capitalized lease and financing obligations. The RTM Acquisition (including the purchase price paid by Triarc in connection therewith) was the result of an arm's-length negotiated transaction by the parties.

     In connection with the RTM Acquisition, Mr. Umphenour received cash consideration of approximately $64.7 million and approximately 3.6 million shares of Triarc's Class B Common Stock, Series 1. In addition, in connection with the RTM Acquisition, approximately $234 million of the indebtedness of the RTM Restaurant Group was refinanced. The refinancing also included the repayment of approximately $21.8 million of indebtedness (including prepayment fees) of certain affiliates of the RTM Restaurant Group and Mr. Umphenour that Triarc did not acquire (the "Other Entities"). The RTM Restaurant Group had guaranteed the debt of the Other Entities that was repaid at the closing. Mr. Umphenour was a guarantor under certain of the indebtedness of the RTM Restaurant Group that was repaid at the closing.

     At the time the RTM Acquisition was completed, the Company entered into a registration rights agreement with certain former shareholders of the RTM Restaurant Group, including Mr. Umphenour. The registration rights agreement requires the Company to register for resale from time to time by such former shareholders of the RTM Restaurant Group, including Mr. Umphenour, all of the shares of Class B common stock, Series 1 that the Company issued in connection with the RTM Acquisition. Under the registration rights agreement, the Company has agreed to keep the shelf registration statement effective for a specified period. Pursuant to the registration rights agreement, the Company has agreed to indemnify in certain circumstances such former shareholders of the RTM Restaurant Group, including Mr. Umphenour, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, (the "Securities Act"), and such former shareholders of the RTM Restaurant Group, including Mr. Umphenour, have agreed to indemnify the Company in certain circumstances against certain liabilities, including liabilities under the Securities Act.

     The Company and ARG also entered into an escrow agreement at the time the RTM Acquisition was completed. Pursuant to the escrow agreement, a portion of the shares of Triarc's Class B common stock, Series 1 that were issued (including approximately 0.5 million shares issued to Mr. Umphenour), and a portion of the cash that was paid (including approximately $0.8 million paid to Mr. Umphenour), in connection with the RTM Acquisition was deposited with an escrow agent as security for the post-closing adjustment under the Merger Agreement and for certain indemnification obligations of the former owners of the RTM Restaurant Group, including Mr. Umphenour. The indemnification obligations relate in part to certain lease obligations of certain of the Other Entities that are guaranteed by the RTM Restaurant Group.

     At the time the RTM Acquisition was completed, ARG entered into a short-term lease arrangement with RTM Management Company, L.L.C., whereby ARG will use substantially all of the current headquarters of the RTM Restaurant Group as its headquarters, and assumed the lease between RTM Management Company, L.L.C. and RTM Georgia, Inc., a subsidiary of the RTM Restaurant Group, for the current southeast regional headquarters of the RTM Restaurant Group. Each lease expires on February 28, 2006, subject, in each case, to two six-month options held by ARG to extend the term of such lease. ARG may terminate either lease upon 30 days prior written notice. Under the lease for the RTM Restaurant Group headquarters, the monthly rent is approximately $43,557 in addition to a proportionate share of the real estate taxes and operating costs. Under the assumed lease for the southeast regional headquarters of the RTM Restaurant Group, the monthly rent is $10,550, which includes all real estate taxes and operating costs.

     In addition, at the time the RTM Acquisition was completed, ARG entered into a management services agreement with certain of the Other Entities. Under the new agreement, ARG will provide specified management services to certain of the Other Entities in exchange for a monthly payment of $35,500 plus the reimbursement of out-of-pocket expenses that it has incurred. The management services agreement will terminate on February 27, 2006.

     The RTM Restaurant Group, in the ordinary course of its business, paid franchise royalties and other fees to Arby's Franchise Trust, a subsidiary of the Company. In fiscal 2004 and the first half of fiscal 2005 (prior to the RTM Acquisition), the RTM Restaurant Group paid an aggregate of approximately $29.3 million and $14.4 million, respectively, of royalties and fees to Arby's Franchise Trust.

     The Company guaranteed obligations under mortgage and equipment notes that were assumed by the RTM Restaurant Group in connection with the 1997 sale of Company-owned Arby's restaurants to the RTM Restaurant Group (the "1997 Transaction"). In connection with the RTM Acquisition, all such notes that remained outstanding were refinanced (an aggregate principal amount of approximately $38.0 million as of July 3, 2005) and the Company's guaranty obligations terminated. In addition, the Company's subsidiaries remained contingently liable on certain leases that were assumed by the RTM Restaurant Group in connection with the 1997 Transaction. Those lease obligations approximated $49.0 million as of July 3, 2005. As a result of the RTM
Acquisition, the Company's subsidiaries are now directly responsible for such lease payments.

     A press release issued by the Company relating to the appointment of Mr. Umphenour is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c)        Exhibits

99.1       Press release of Triarc Companies, Inc. dated August 11, 2005.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TRIARC COMPANIES, INC.


                                      By: /s/STUART ROSEN
                                          ------------------
                                          Stuart I. Rosen
                                          Senior Vice President and
                                          Secretary

Dated:   August 17, 2005

                             EXHIBIT INDEX

Exhibit                    Description
-------                    -----------

99.1     Press release of Triarc Companies, Inc. dated August 11, 2005